RGC Resources

Q3 2026 Earnings Call

August 7, 2026


701

Forward-Looking Statements

The statements in this presentation contain forward-looking statements that relate to future transactions, events or expectations. In addition, Resources may announce or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and closures, investments, inflation, rate making and other regulatory actions, debt refinancing, technological developments, new products, research and development activities, weather variations, operational impacts, including those related to the LNG facility, and similar matters. These statements are based on management's current expectations and information available at the time of such statements and are believed to be reasonable and are made in good faith. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to those set forth in the following discussion and within Items 1A "Risk Factors" and 1C "Cybersecurity" of the Company's 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com, as well as an updated risk within Item 1A "Risk Factors" of the Company's March 31, 2026 Form 10-Q. These factors are difficult to predict and many are beyond the Company's control. Accordingly, while the Company believes its forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in the Company's documents or news releases, the words "anticipate," "believe," "intend," "plan," "estimate," "predict," "target," "expect," "objective," "projection," "potential," "forecast," "budget," "assume," "indicate" or similar words or future or conditional verbs such as "will," "would," "should," "can," "could," "may," or "might" are intended to identify forward-looking statements.

Forward-looking statements reflect the Company's current expectations only as of the date they are made. The Company assumes no duty to update these statements should expectations change or actual results differ from current expectations except as required by applicable laws and regulations.

Agenda

- ❑ Q3 2026 Highlights
  - ❑ Operations
  - ❑ Financial
- ❑ 2026 Outlook
- ❑ Questions


Proposed SAVE Plan 2024 - 2028

Customer and Infrastructure Growth

Expansion	Renewal
3.5 miles main	2.7 miles main
464 services	322 services

Q3 Gas Volumes


DTHs Delivered
Q3 2026
Q3 2025
Thousands
1,600
1,400
1,200
1,000
800
600
400
200
-
Residential
Commercial
Industrial

Q3 2026 vs Q3 2025	
Total Volumes	16%
Commercial & Industrial Volumes	19%
Heating Degree Days	263 vs. 250

YTD Gas Volumes


DTHs Delivered
YTD 2026
YTD 2025
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Thousands
Residential
Commercial
Industrial

YTD 2026 vs 2025

Total Volumes	1%
Commercial & Industrial Volumes	1%
Heating Degree Days	3%

Roanoke Gas CapEx YTD



$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Millions
2026
2025



Customer Growth & System Expansion $4.3
System Enhancements $5.0
SAVE Rider $6.8

$0.3 million or 2.1% increase

Consolidated Financial Results

For the periods ended June 30,

(Presented in thousands, except per share data)

	Three Months Ended		Year to Date	
	2026	2025	2026	2025
Operating revenues	$ 17,106	$ 17,265	$ 92,823	$ 81,016
Operating expenses	15,933	16,068	73,816	62,092
Operating income	1,173	1,197	19,007	18,924
Earnings of unconsolidated affiliates	764	772	2,495	2,427
Other income, net	329	244	1,526	1,181
Interest expense	1,552	1,513	4,809	4,923
Income before income taxes	714	700	18,219	17,609
Income tax expense	155	162	4,033	4,125
Net income	**$ 559**	**$ 538**	**$ 14,186**	**$ 13,484**
Basic earnings per share	**$ 0.05**	**$ 0.05**	**$ 1.39**	**$ 1.31**
Diluted earnings per share	**$ 0.05**	**$ 0.05**	**$ 1.37**	**$ 1.31**

RGC Resources

Consolidated Balance Sheet

As of June 30,

(Presented in thousands)

	2026	2025
Assets		
Current assets	$ 22,007	$ 21,596
Utility property, net	282,506	270,538
Other non-current assets	35,146	32,624
Total Assets	$ 339,659	$ 324,758
Liabilities and Stockholders' Equity		
Current maturities of long-term debt	$ 2,846	$ 2,535
Other current liabilities	20,561	18,161
Long-term debt, net	145,607	139,743
Deferred credits and other non-current liabilities	47,771	48,058
Total Liabilities	216,785	208,497
Stockholders' Equity	122,874	116,261
Total Liabilities and Stockholders' Equity	$ 339,659	$ 324,758

2026 Developments and Outlook

- LNG Facility
- Capital
- Rate Case
- EPS



LNG Update

- Will not have use of tank for winter, evaluating long-term options

- Gas supply enhancements
  - ✓ Added capacity on TCO from November to March
  - Main extension underway to bring MVP gas farther into the distribution system
  - Acquiring trucked LNG

2026 Capital Forecast

SAVE Rider	$ 9.9
Customer Growth & System Expansion	5.2
System Enhancement	6.9
Total	$22.0



24%
45%
31%

Rate Case Update

- Reached settlement with SCC Staff
  - Expect final order in Q1 of fiscal 2027
- $3.85M incremental annual revenue
- Based on authorized ROE of 9.90%
- Stipulated rates effective August 1
- Customer refund ($275k) included on balance sheet

Earnings Per Share


$1.34
$1.32
$1.30
$1.28
$1.26
$1.24
$1.22
$1.20
$1.32
$1.29
$1.29
2025 Actual
2026 Guidance
EPS
Range
Dividend Payout Ratio:
66%
67%

RGC Resources®

